                                                           EXHIBIT 1-A(8)(b)(4)





                     AMENDMENT NO. 2 TO PARTICIPATION AGREEMENT

                                       AMONG

                           MFS VARIABLE INSURANCE TRUST,

                    THE AMERICAN FRANKLIN LIFE INSURANCE COMPANY

                                        AND

                      MASSACHUSETTS FINANCIAL SERVICES COMPANY



     Amendment No. 2, dated as of November __, 1997, by and among THE AMERICAN FRANKLIN LIFE INSURANCE COMPANY (the "Company"), MFS VARIABLE INSURANCE TRUST (the "Trust") and MASSACHUSETTS FINANCIAL SERVICES COMPANY ("MFS") to the Participation Agreement, dated as of July 30, 1996, as amended by Amendment No. 1, dated as of November 21, 1996, by and among the Company, the Trust, and MFS (the "Agreement"),

     WHEREAS, the parties to the Agreement wish to amend the Agreement to revise Schedule A to reflect new products offered by the Company and to change the amount of administrative service fees paid by MFS to the Company:

     NOW, THEREFORE, the parties do hereby agree to amend the Agreement as follows:

     1. Section 5.4 of the Agreement is hereby amended by substituting "0.20%" for "0.15%" in the third line of such Section, such change to take effect on April 30, 1998.

     2.   Schedule A of the Agreement is amended as attached hereto.

     IN WITNESS WHEREOF, each of the parties hereto have executed this Amendment No. 2 as of the date first above written.

     THE AMERICAN FRANKLIN LIFE INSURANCE COMPANY
     By its authorized officer,

     By     /s/ William A. Simpson
       ------------------------------
            William A. Simpson

     Title: President



     MFS VARIABLE INSURANCE TRUST, ON BEHALF OF THE PORTFOLIOS
     By its authorized officer and not individually,


     By   /s/ A. Keith Brodkin
       ------------------------------
          A. Keith Brodkin
          Chairman


     MASSACHUSETTS FINANCIAL SERVICES COMPANY
     By its authorized officer,


     By   /s/ Arnold D. Scott
       ------------------------------
          Arnold D. Scott
          Senior Executive Vice President

                                                              As of ___________





                                     SCHEDULE A


                         ACCOUNTS, POLICIES AND PORTFOLIOS
                       SUBJECT TO THE PARTICIPATION AGREEMENT


-------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------
  NAME OF SEPARATE ACCOUNT
    AND DATE ESTABLISHED            POLICIES FUNDED                     PORTFOLIOS
   BY BOARD OF DIRECTORS          BY SEPARATE ACCOUNT             APPLICABLE TO POLICIES
-------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------
  Separate Account VA-1      The Chairman combination Fixed      Emerging Growth Series
      May 22, 1996           and Variable Annuity Contracts          Research Series
                                                                Growth with Income Series
                                                                    Total Return Series
                                                                      Utilities Series
                                                                        Value Series



Separate Account VUL-2,     EquiBuilder II Flexible Premium      Emerging Growth Series
      April 9, 1991         Variable Life Insurance Policies         Research Series
                                                                Growth with Income Series
                            EquiBuilder III Flexible Premium        Total Return Series
                            Variable Life Insurance Policies          Utilities Series
                                                                        Value Series

-------------------------------------------------------------------------------------------